Exhibit 99.1

NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For Fourth Quarter and Full Year 2010

–	Operating Income, as Adjusted, Increases 62 Percent to $7.1 Million from Fourth Quarter 2009 and Improves $14.7 Million to $21.7 Million for the Year; Operating Income Improves to $4.5 Million in Fourth Quarter and to $9.3 million for 2010

–	Net Flows Improve 21 Percent Sequentially to $552.7 Million in Fourth Quarter and to $1.6 Billion for Full Year from $114.4 Million in 2009

–	Total Sales Increase to $1.7 Billion in Fourth Quarter and to $5.8 Billion for 2010; Long-Term Mutual Fund Sales Increase 31 Percent From Prior Quarter and 63 Percent for Full Year

–	Assets Under Management End 2010 at $29.5 Billion; Long-Term Assets Under Management at $26.6 Billion

Hartford, CT, February 1, 2011 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported financial results for the fourth quarter and full year of 2010 that included a 51 percent increase in total sales for the year driven by a 63 percent increase in long-term mutual fund sales. The significant growth in sales and continued positive net flows, combined with the impact of the adoption of a variable insurance trust (VIT), contributed to strong sequential improvement in operating income, as adjusted, and operating margin, as adjusted.

Operating income, as adjusted, was $7.1 million for the quarter ended December 31, 2010, compared with $5.7 million in the third quarter of 2010 and $4.4 million in the fourth quarter of 2009. Operating margin, as adjusted, improved to 23 percent from 21 percent in the prior quarter and 18 percent in the fourth quarter of 2009. Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items as described in the table at the end of the release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Operating income was $4.5 million in the fourth quarter, compared with $2.9 million in the prior quarter and $1.3 million in the fourth quarter of 2009. Operating margin was 11 percent in the fourth quarter, compared with 8 percent in the prior quarter and 4 percent for the prior year quarter. Net income was $4.5 million for the current quarter, compared with $3.7 million in the prior quarter and $1.4 million in the fourth quarter of 2009.

For the year ended December 31, 2010, the company had operating income, as adjusted, of $21.7 million, with a related margin of 20 percent, compared with $7.0 million and 8 percent margin for the prior year, and operating income and margin of $9.3 million and 6 percent, compared with a loss of $6.6 million and margin of (6) percent for the year ended December 31, 2009.

Virtus ended 2010 with assets under management of $29.5 billion, an increase of 9 percent from $27.1 billion at September 30, 2010 and 16 percent from $25.4 billion at December 31, 2009. Long-term assets under management, which exclude money market funds, were $26.6 billion at December 31, 2010, an increase of 9 percent from $24.4 billion at September 30, 2010 and 23 percent from $21.5 billion at December 31, 2009.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other non-cash and identified amounts.

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	Change	9/30/2010	Change	12/31/2010	12/31/2009	Change
Ending Assets Under Management (in billions)	$29.5	$25.4	16%	$27.1	9%	$29.5	$25.4	16%
Average Assets Under Management (in billions)	$28.6	$25.1	14%	$26.1	10%	$26.5	$23.2	14%

Gross Flows (in millions)	$1,714.5	$1,240.6	38%	$1,578.1	9%	$5,814.4	$3,860.2	51%
Net Flows (in millions)	$552.7	$301.7	83%	$455.2	21%	$1,583.2	$114.4	N/M

Revenue	$40,739	$33,325	22%	$35,582	14%	$144,556	$117,152	23%
Revenue, as adjusted (1)	$30,881	$25,183	23%	$27,365	13%	$111,351	$87,213	28%

Operating expenses	$36,289	$32,033	13%	$32,685	11%	$135,285	$123,775	9%
Operating expenses, as adjusted (1)	$23,732	$20,764	14%	$21,664	10%	$89,622	$80,223	12%

Operating income (loss)	$4,450	$1,292	N/M	$2,897	54%	$9,271	$(6,623)	N/M
Operating income, as adjusted (1)	$7,149	$4,419	62%	$5,701	25%	$21,729	$6,990	N/M

Net income (loss)	$4,450	$1,430	N/M	$3,719	20%	$9,642	$(6,484)	N/M
Net income (loss) attributable to common stockholders	$3,071	$409	N/M	$2,406	28%	$5,209	$(10,244)	N/M
Avg. shares outstanding—diluted (in thousands)	6,834	6,050	13%	6,538	5%	6,437	5,812	11%
Net income (loss) per diluted share	$0.45	$0.07	N/M	$0.37	N/M	$0.81	$(1.76)	N/M

Operating margin	11%	4%		8%		6%	(6)%
Operating margin, as adjusted (1)	23%	18%		21%		20%	8%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” at the end of the release

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Management Commentary

“The fourth quarter continued the trend in 2010 of strong sales, positive net flows and improving profitability, and helped us deliver another year of growth and overall improvement in our business,” said George R. Aylward, president and chief executive officer. “With each quarter this year we improved from the prior quarter. In 2010 we demonstrated an ability to significantly grow the business while simultaneously improving profitability in a way that creates increasing value for our shareholders.”

Aylward identified three factors that were primarily responsible for the improvement in fourth quarter financial results: a company-record $1.5 billion in long-term mutual fund sales and $553 million in total net flows; the VIT adoption that added $1.2 billion to assets under management; and a continued expense discipline that allowed the company to improve profitability in spite of significantly increased variable expenses that come with the growing levels of sales achieved by the company.

“This quarter mirrors the success we’ve had all year in our mutual fund business. We successfully capitalized on the product diversity and attractiveness of the Virtus Mutual Funds to grow long term assets,” Aylward said. “The organic growth rate for long-term mutual funds was 22.4 percent in the fourth quarter, which demonstrates the strong interest in our funds. It is also noteworthy that the growth in sales has come without an increase in our retail sales force.”

Aylward noted the company continues to deliver on its goal of improving its overall profitability, as measured by operating margin, as adjusted, which increased to 23 percent for the quarter and 20 percent for the full year, compared with 8 percent for 2009, even though sales-related expenses, particularly variable incentive compensation, increased noticeably from the prior quarter as a result of the significant growth in mutual fund sales.

“Our accomplishments this quarter show we were successful in executing a strategy that delivers growing value for our shareholders,” Aylward added. “We believe we have in place the products, distribution strategy, expense discipline and capital structure that will position us for continued profitable growth.”

Asset Flows and Assets Under Management

Total sales were up for the fourth quarter and full year, driven by a quarter in which the annualized sales rate for long-term open end mutual funds exceeded 50 percent. In addition, a seventh consecutive quarter of positive net flows drove growth in assets under management.

•

Total sales of $1.7 billion in the fourth quarter of 2010 were up 9 percent from $1.6 billion in the prior quarter, and were up 51 percent for the year to $5.8 billion from $3.9 billion in 2009, driven by higher mutual fund sales. Positive net flows of $552.7 million in the quarter increased 21 percent from $455.2 million in the third quarter and increased to $1.6 billion for the year, compared to $114.4 million in 2009.

•

Long-term mutual fund sales were $1.5 billion for the fourth quarter, an increase of 31 percent from $1.1 billion in the third quarter. Positive net flows of $598.6 million for the quarter increased 30 percent from $461.1 million in the prior quarter. For the full year, mutual fund sales were $4.5 billion, an increase of 63

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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percent from 2009, with positive net flows of $1.7 billion, compared with $525.5 million in the prior year. In the fourth quarter, the organic growth rate of the company’s long-term mutual funds, which the company defines as annualized net flows divided by beginning assets under management, was 22.4 percent compared with 19.6 percent in the prior quarter and 18.7 percent for the full year.

•

Separately managed account sales were $200.2 million in the fourth quarter compared with $107.2 million in the prior quarter. Institutional sales, which tend to fluctuate significantly, were $60.7 million in the fourth quarter, compared with $358.5 million in the third quarter. For the full year, separately managed accounts had negative net flows of $133.5 million on sales of $539.0 million, and institutional products had positive net flows of $55.3 million on sales of $745.4 million.

•

As a result of the adoption transaction completed on November 5, Virtus became the advisor and distributor, and remained fund administrator, of the VIT, which had a total of $1.5 billion in assets at year-end. At the time of the adoption, Virtus affiliates were reappointed to manage the $0.3 billion they previously subadvised under institutional mandates and were appointed as subadvisors to an additional $0.5 billion of assets. The remaining $0.7 billion is managed by unaffiliated investment managers under subadvisory agreements with Virtus. The “Assets Under Management” tables in this release now include a new product category, “Variable Insurance Trust.”

•

The increase in assets under management to $29.5 billion at December 31, 2010 was a result of the additional VIT assets, positive net flows, and market appreciation of $927.6 million in the fourth quarter and $2.3 billion for all of 2010. The increase in long-term mutual fund assets to $16.1 billion at the end of the fourth quarter was driven by the positive net flows of $1.7 billion for the year, and market appreciation of $1.4 billion.

•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $28.6 billion for the quarter ended December 31, 2010, an improvement of 10 percent from $26.1 billion for the quarter ended September 30, 2010. Ending assets under management for separately managed accounts, which form the basis for first quarter 2011 revenue, were up 6 percent to $3.8 billion.

Revenue

Total revenue increased on both a quarterly and full-year basis, a result of increased mutual fund revenue and the addition of the Virtus Variable Insurance Trust.

•

Total revenue was $40.7 million in the fourth quarter of 2010, an improvement of 14 percent from $35.6 million in the prior quarter and 22 percent from $33.3 million in the fourth quarter of 2009. For the full year, total revenue increased 23 percent to $144.6 million from $117.2 million.

•

Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, showed increases for the quarter and the full year. For the fourth quarter of 2010, revenue, as adjusted, increased 13 percent to $30.9 million from $27.4 million in the third quarter, and was 23 percent greater than $25.2

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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million in the fourth quarter of 2009. The adoption of the VIT contributed $0.7 million of the increase in revenue, as adjusted, from the prior quarter.

•

Investment management fees of $26.7 million in the fourth quarter increased 14 percent from $23.5 million in the prior quarter and 16 percent from $23.1 million in the prior year quarter. For the full year 2010, investment management fees of $98.0 million increased 23 percent from $79.7 million in 2009.

Expenses

Higher operating expenses resulted from the increase in sales-related costs, primarily higher variable incentive compensation related to higher sales.

•

Operating expenses of $36.3 million in the fourth quarter compare with $32.7 million in the prior quarter and $32.0 million for the prior year quarter, as employment expenses increased $1.6 million from the third quarter as a result of stronger sales. For the full year, operating expenses were $135.3 million, compared with $123.8 million in 2009.

•

Operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and certain non-cash charges, were $23.7 million for the fourth quarter, compared with $21.7 million in the prior quarter and $20.8 million in the fourth quarter of 2009. Operating expenses, as adjusted, declined as a percentage of revenues, as adjusted, to 77 percent in the fourth quarter, from 79 percent in the third quarter and 82 percent in the fourth quarter of 2009. For the full year 2010, operating expenses, as adjusted, were $89.6 million compared with $80.2 million in the prior year.

•

Employment expenses of $17.5 million in the fourth quarter represented an increase of 10 percent from $15.9 million in the prior quarter and 13 percent from $15.5 million in the prior year quarter. Fourth quarter 2010 expenses were primarily impacted by the variable incentive compensation related to higher overall and mutual fund sales. For the full year, employment expenses were $65.2 million, or 14 percent higher than $57.1 million for 2009.

•

Other operating expenses, which also include variable sales-related expenses, were $7.1 million in the 2010 fourth quarter, or 6 percent higher than $6.7 million in the prior quarter and 13 percent higher than $6.3 million in the prior year quarter. For the full year, other operating expenses of $28.3 million were 6 percent higher than $26.6 million in 2009, reflecting the relative stability of the company’s fixed cost structure.

Product Management

In December 2010, the Zweig Total Return Fund, Inc., a closed-end fund advised by affiliated manager Zweig Advisers, initiated a secondary rights offering that was completed in January 2011. This secondary offering raised an additional $98 million in assets from investors.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Balance Sheet, Liquidity and Capital Resources

Working capital increased to $44.2 million at December 31, 2010 from $41.0 million at the end of the third quarter 2010 and from $32.1 million at the end of 2009. The change reflects the benefit of cash earnings, partially offset by interest and dividend payments, capital expenditures, taxes, the share repurchase program and the VIT transaction.

In the fourth quarter, the company initiated a multi-year share repurchase program of up to 350,000 shares of Virtus’ common stock that is part of a comprehensive, long-term capital management strategy. Through this program, which is intended to generally offset shares issued under equity-based plans, Virtus repurchased 20,000 shares of common stock in December.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of		Change	As of	Change
	12/31/2010	12/31/2009		9/30/2010
Cash and cash equivalents	$43,948	$28,620	54%	$36,834	19%
Marketable securities	$10,273	$9,444	9%	$9,801	5%
Long-term note payable	$15,000	$15,000	0%	$15,000	0%
Convertible preferred shares	$35,921	$45,900	(22)%	$35,921	0%
Stockholders’ equity	$48,270	$29,730	62%	$44,877	8%

Working capital (1)	$44,206	$32,120	38%	$41,013	8%

(1)	Working capital is defined as current assets less current liabilities.

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, February 2 at 11 a.m. Eastern to discuss these financial results and related matters. The conference call will be broadcast live over the Internet at www.virtus.com in the Investor Relations section. The call can also be accessed by telephone at 800.259.0251 if calling from within the U.S. or 617.614.3671 if calling from outside the U.S. (Passcode: 71190241). A replay of the call will be available through February 22 in the Investor Relations section of www.virtus.com, or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Conference Number: 18634086). The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of adverse market and economic developments on all aspects of our business; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (d) any inadequate performance of third-party relationships; (e) the withdrawal of assets from under our management; (f) our ability to attract and retain key personnel in a competitive environment; (g) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (h) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (i) the competition we face in our business, including competition related to investment products and fees; (j) potential adverse regulatory and legal developments; (k) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (l) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (m) the ability to satisfy the financial covenants under existing debt agreements; and (n) certain other risks and uncertainties described in our 2009 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.     9

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended		Change	Three Months Ended	Change	Twelve Months Ended		Change
	12/31/2010	12/31/2009		9/30/2010		12/31/2010	12/31/2009
Revenues
Investment management fees	$26,711	$23,074	16%	$23,483	14%	$97,996	$79,651	23%
Distribution and service fees	8,809	6,315	39%	7,353	20%	29,572	23,227	27%
Administration and transfer agent fees	4,808	3,525	36%	4,328	11%	15,324	12,664	21%
Other income and fees	411	411	0%	418	(2)%	1,664	1,610	3%

Total revenues	40,739	33,325	22%	35,582	14%	144,556	117,152	23%

Operating Expenses
Employment expenses	17,507	15,517	13%	15,910	10%	65,234	57,113	14%
Distribution and administration expenses	9,858	8,142	21%	8,217	20%	33,205	29,939	11%
Other operating expenses	7,123	6,282	13%	6,742	6%	28,282	26,630	6%
Restructuring and severance	277	22	N/M	228	21%	1,635	1,102	48%
Depreciation and amortization	499	491	2%	513	(3)%	2,007	1,920	5%
Amortization of intangible assets	1,025	1,579	(35)%	1,075	(5)%	4,922	7,071	(30)%

Total operating expenses	36,289	32,033	13%	32,685	11%	135,285	123,775	9%

Operating Income (Loss)	4,450	1,292	N/M	2,897	54%	9,271	(6,623)	N/M

Other Income (Expense)
Realized and unrealized gains on trading securities	284	43	N/M	1,024	(72)%	1,131	1,699	(33)%
Other income (expense)	2	(263)	N/M	4	(50)%	77	(279)	N/M

Total other income (expense), net	286	(220)	N/M	1,028	(72)%	1,208	1,420	(15)%

Interest (Expense) Income
Interest expense	(213)	(319)	33%	(228)	7%	(983)	(1,784)	45%
Interest income	360	339	6%	52	N/M	659	624	6%

Total interest income (expense), net	147	20	N/M	(176)	N/M	(324)	(1,160)	72%

Income (Loss) Before Income Taxes	4,883	1,092	N/M	3,749	30%	10,155	(6,363)	N/M
Income tax expense (benefit)	433	(338)	N/M	30	N/M	513	121	N/M

Net Income (Loss)	4,450	1,430	N/M	3,719	20%	9,642	(6,484)	N/M

Preferred stockholder dividends	(704)	(900)	22%	(785)	10%	(3,289)	(3,760)	13%

Allocation of earnings to preferred stockholders	(675)	(121)	N/M	(528)	(28)%	(1,144)	—	N/M

Net Income (Loss) Attributable to Common Stockholders (1)	$3,071	$409	N/M	$2,406	28%	$5,209	$(10,244)	N/M

Earnings (Loss) Per Share – Basic	$0.49	$0.07	N/M	$0.39	24%	$0.87	$(1.76)	N/M

Earnings (Loss) Per Share – Diluted	$0.45	$0.07	N/M	$0.37	22%	$0.81	$(1.76)	N/M

Weighted Average Shares Outstanding – Basic (in thousands)	6,263	5,824		6,103		6,014	5,812

Weighted Average Shares Outstanding – Diluted (in thousands)	6,834	6,050		6,538		6,437	5,812

N/M – Not Meaningful

(1)	Reflects the hypothetical allocation of earnings to preferred stockholders.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
By product (period end):
Mutual Funds – Long-term	$16,122.4	$14,998.7	$13,413.2	$13,820.6	$13,159.1
Mutual Funds – Money Market	2,915.5	2,704.6	2,841.0	3,034.2	3,930.6
Variable Insurance Trust	1,538.5	—	—	—	—
Separately Managed Accounts	3,833.0	3,626.0	3,451.6	3,642.3	3,551.8
Institutional Products	5,063.9	5,783.3	5,413.7	5,128.2	4,798.2

Total	$29,473.3	$27,112.6	$25,119.5	$25,625.3	$25,439.7

By product (average) (1)
Mutual Funds – Long-term	$15,742.5	$14,316.2	$13,966.0	$13,504.5	$12,866.3
Mutual Funds – Money Market	2,695.1	2,877.6	2,921.9	3,465.8	4,054.1
Variable Insurance Trust	950.8	—	—	—	—
Separately Managed Accounts	3,626.0	3,451.6	3,642.3	3,551.8	3,405.5
Institutional Products	5,559.7	5,430.2	5,210.9	4,913.5	4,771.6

Total	$28,574.1	$26,075.6	$25,741.1	$25,435.6	$25,097.5

By asset class (period end):
Equity	$14,403.4	$12,272.3	$11,088.1	$11,897.4	$11,546.7
Fixed Income	12,154.4	12,135.7	11,190.4	10,693.7	9,962.4
Money Market	2,915.5	2,704.6	2,841.0	3,034.2	3,930.6

Total	$29,473.3	$27,112.6	$25,119.5	$25,625.3	$25,439.7

Assets Under Management – Average Net Management Fees Earned (2)

(In basis points)

	Three Months Ended
	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
Mutual Funds – Long-term (3)	43.7	42.9	43.2	44.4	44.8
Mutual Funds – Money Market (3)	5.1	5.2	5.2	5.1	5.1
Variable Insurance Trust	45.2	—	—	—	—
Separately Managed Accounts	47.3	47.4	47.3	49.2	48.1
Institutional Products (4)	25.8	25.5	28.2	40.3	32.8
All Products	37.1	35.7	36.4	38.9	36.6

(1)	Averages are calculated as follows:
-	Mutual Funds and VIT – average daily balances
-	Separately Managed Accounts – prior quarter ending balance (on which the current quarter's fees are earned)
-	Institutional Products – average of month-end balances in quarter

(2)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (1).

(3)	Average fees earned for mutual funds and VIT are net of sub-advisory fees.

(4)	Includes structured finance products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.     11

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Retail Products
Mutual Funds – Long-term
Beginning balance	$14,998.7	$13,413.2	$13,820.6	$13,159.1	$12,358.9	$13,159.1	$10,744.3
Inflows	1,453.6	1,112.4	975.4	988.6	903.9	4,530.0	2,776.1
Outflows	(855.0)	(651.3)	(708.5)	(653.8)	(552.7)	(2,868.6)	(2,250.6)

Net flows	598.6	461.1	266.9	334.8	351.2	1,661.4 #	525.5
Market appreciation (depreciation)	555.2	1,163.2	(654.9)	348.3	484.9	1,411.8	2,002.7
Acquisitions (dispositions) / Other	(30.1)	(38.8)	(19.4)	(21.6)	(35.9)	(109.9)	(113.4)

Ending balance	$16,122.4	$14,998.7	$13,413.2	$13,820.6	$13,159.1	$16,122.4	$13,159.1

Mutual Funds – Money Market
Beginning balance	$2,704.6	$2,841.0	$3,034.2	$3,930.6	$4,068.2	$3,930.6	$4,654.0
Acquisitions (dispositions) / Other	210.9	(136.4)	(193.2)	(896.4)	(137.6)	(1,015.1)	(723.4)

Ending balance	$2,915.5	$2,704.6	$2,841.0	$3,034.2	$3,930.6	$2,915.5	$3,930.6

Variable Insurance Trust (1)
Beginning balance	$—	$—	$—	$—	$—	$—	$—
Acquisitions (dispositions) / Other	1,538.5					1,538.5	—

Ending balance	$1,538.5	$—	$—	$—	$—	$1,538.5	$—

Separately Managed Accounts
Beginning balance	$3,626.0	$3,451.6	$3,642.3	$3,551.8	$3,405.5	$3,551.8	$3,074.3
Inflows	200.2	107.2	115.1	116.5	171.3	539.0	761.3
Outflows	(202.6)	(144.3)	(169.9)	(155.7)	(159.6)	(672.5)	(865.2)

Net flows	(2.4)	(37.1)	(54.8)	(39.2)	11.7	(133.5)	(103.9)
Market appreciation (depreciation)	244.7	191.3	(134.4)	135.9	145.1	437.5	573.3
Acquisitions (dispositions) / Other	(35.3)	20.2	(1.5)	(6.2)	(10.5)	(22.8)	8.1

Ending balance	$3,833.0	$3,626.0	$3,451.6	$3,642.3	$3,551.8	$3,833.0	$3,551.8

Institutional Products
Institutional Accounts
Beginning balance	$4,845.9	$4,494.8	$4,219.1	$3,929.8	$3,913.0	$3,929.8	$3,415.2
Inflows	60.7	358.5	31.5	294.7	165.4	745.4	322.8
Outflows	(104.2)	(327.3)	(75.5)	(183.1)	(226.6)	(690.1)	(630.0)

Net flows	(43.5)	31.2	(44.0)	111.6	(61.2)	55.3	(307.2)
Market appreciation (depreciation)	127.7	205.6	(15.9)	166.0	87.4	483.4	409.1
Acquisitions (dispositions) / Other	(842.4)	114.3	335.6	11.7	(9.4)	(380.8)	412.7

Ending balance	$4,087.7	$4,845.9	$4,494.8	$4,219.1	$3,929.8	$4,087.7	$3,929.8

Structured Products
Beginning balance	$937.4	$918.9	$909.1	$868.4	$849.6	$868.4	$748.6
Acquisitions (dispositions) / Other	38.8	18.5	9.8	40.7	18.8	107.8	119.8

Ending balance	$976.2	$937.4	$918.9	$909.1	$868.4	$976.2	$868.4

Total
Beginning balance	$27,112.6	$25,119.5	$25,625.3	$25,439.7	$24,595.2	$25,439.7	$22,636.4
Inflows	1,714.5	1,578.1	1,122.0	1,399.8	1,240.6	5,814.4	3,860.2
Outflows	(1,161.8)	(1,122.9)	(953.9)	(992.6)	(938.9)	(4,231.2)	(3,745.8)

Net flows	552.7	455.2	168.1	407.2	301.7	1,583.2	114.4
Market appreciation (depreciation)	927.6	1,560.1	(805.2)	650.2	717.4	2,332.7	2,985.1
Acquisitions (dispositions) / Other	880.4	(22.2)	131.3	(871.8)	(174.6)	117.7	(296.2)

Ending balance	$29,473.3	$27,112.6	$25,119.5	$25,625.3	$25,439.7	$29,473.3	$25,439.7

(1)	A variable insurance trust (VIT) was established in the quarter ended 12/31/10. Following a transaction with a third-party VIT, Virtus became the advisor and distributor to $1.5 billion, which is reflected as fourth quarter Acquisitions (dispositions)/Other. Virtus previously acted as the subadvisor to institutional mandates with the third-party VIT representing $292.5 million, $270.9 million, $313.4 million and $311.6 million for the periods ended 9/30/10, 6/30/10, 3/31/10 and 12/31/09, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.     12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009	Sep 30, 2010	Dec 31, 2010	Dec 31, 2009
Revenues, GAAP basis	$40,739	$33,325	$35,582	$144,556	$117,152
Less:
Distribution and administration expenses	9,858	8,142	8,217	33,205	29,939

Revenues, as adjusted (1)	30,881	25,183	27,365	111,351	87,213

Operating Expenses, GAAP Basis	36,289	32,033	32,685	135,285	123,775
Less:
Distribution and administration expenses	9,858	8,142	8,217	33,205	29,939
Depreciation and amortization	1,524	2,070	1,588	6,929	8,991
Stock-based compensation	898	1,035	988	3,894	3,520
Restructuring and severance charges	277	22	228	1,635	1,102

Operating Expenses, as adjusted (2)	23,732	20,764	21,664	89,622	80,223

Operating Income, as adjusted (3)	7,149	4,419	5,701	21,729	6,990

Operating margin, GAAP basis	11%	4%	8%	6%	(6)%
Operating margin, as adjusted (3)	23%	18%	21%	20%	8%

(1)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes revenues, as adjusted, provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Effective with the 2010 first quarter, the company no longer pays outside service providers for certain fund administrative and transfer agency services from the fees it collects for open-end funds it manages. These amounts are now paid by the funds directly to third-party service providers and, as a result, the revenue and expense previously recorded by the company for these services are no longer reflected. These payments were reported in the above reconciliation of GAAP to non-GAAP revenue and expenses for the 2009 period.

(2)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(3)	Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com